EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) by and between Plumas Bank (“Bank”) and Douglas N. Biddle (“Executive”), is dated January 1, 2006. (the “Effective Date)

1.	PURPOSE OF AGREEMENT. This Agreement sets forth the terms of Executive’s employment with Bank and provides Executive with severance benefits in certain circumstances as set forth in the Agreement.

2.	TERM OF AGREEMENT. This Agreement starts on the Effective Date and expires on the third anniversary of the Effective Date.

3.	NO TERM OF EMPLOYMENT. Notwithstanding the term of this Agreement, Bank may terminate Executive’s employment at any time for any lawful reason or for no reason at all, subject to the provisions of this Agreement. Executive’s employment with Bank is “at will.”

4.	DUTIES AND EXECUTIVE POSITION. As of the Effective Date, Executive shall be employed as President/Chief Executive Officer, and will perform such duties as may be designated by Bank’s board of directors (the “Board”) to whom Executive will directly report.

Executive agrees that to the best of Executive’s ability and experience, Executive will at all times loyally and conscientiously perform all of the duties and obligations required of Executive pursuant to the express and implicit terms of this Agreement and as directed by the Board. Executive shall devote Executive’s entire working time, attention and efforts to Bank’s and Plumas Bancorp’s (“Bancorp’s”) business and affairs, shall faithfully and diligently serve Bank’s and Bancorp’s interests and shall not engage in any business or employment activity that is not on Bank’s or Bancorp’s behalf (whether or not pursued for gain or profit) except for (i) activities approved in writing in advance by the Board and (ii) passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made.

5.	COMPENSATION. For all services performed under this Agreement, Bank agrees to pay the following compensation and benefits:

Base Salary. Executive’s base salary is $19,583.33 per month ($235,000 on an annualized basis) (the “Base Salary”). The Executive’s base salary may be increased during the term of the Agreement at the discretion of the Board.

Bonus. Executive shall be entitled to bonuses at the discretion of the Board.

Paid Time Off and Special Sick Time Off. Executive shall be entitled to days paid time off per year for vacation, personal time off and short-term illnesses in accordance with the Bank’s Employee Handbook.

Automobile. Executive shall be entitled to the use of a Bank automobile. Executive’s personal use of the Bank automobile shall be considered additional executive compensation, and Executive shall be responsible for the income taxes associated with the value of the personal use of the Bank automobile.

Additional Life Insurance. The Bank agrees to purchase and maintain during the term of this Agreement, a life insurance policy with Executive as the insured and with a death benefit of $100,000 for the benefit of Executive’s designated beneficiary, provided that the Executive qualifies for such life insurance policy under normal underwriting conditions. The Executive shall be responsible for the income taxes associated with the value of such insurance benefit.

Other Benefits. Executive is entitled to participate, under the terms of the respective plans, in other benefit plans and perquisites generally available to Bank’s employees in accordance with the Bank’s Employee Handbook.

6.	TERMINATION. Executive’s employment may be terminated before the expiration of this Agreement as described in this Section, in which event Executive’s compensation and benefits shall terminate except as otherwise provided in this Agreement.

For Cause. Upon Bank’s termination of Executive for Cause. For Cause shall mean

(a)	Dishonest or fraudulent conduct by Executive with respect to the performance of Executive’s duties with Bank;

(b)	Conduct by Executive that materially discredits Bank, Bancorp or any of Bancorp’s subsidiaries or is materially detrimental to the reputation of Bank, Bancorp or any of Bancorp’s subsidiaries, including but not limited to conviction or a plea of nolo contendere of Executive of a felony or crime involving moral turpitude;

(c)	Executive’s willful misconduct or gross negligence in performance of Executive’s duties under this Agreement, including but not limited to Executive’s refusal to comply in any material respect with the legal directives of the Board, if such misconduct or negligence has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the misconduct or negligence, has been delivered by the Board to Executive;

(d)	An order or directive from a state or federal banking regulatory agency requesting or requiring removal of Executive or a finding by any such agency that Executive’s performance threatens the safety or soundness of Bank, Bancorp or any of Bancorp’s subsidiaries; or

(e)	Material breach of Executive’s fiduciary duties to Bank or Bancorp if such breach has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the breach, has been delivered by the Board to Executive.

Without Cause. Upon Bank’s termination of Executive without Cause, with or without notice, at any time in Bank’s sole discretion, for any reason other than for Cause. A Change in Control does not in itself constitute Termination Without Cause.

Death or Disability. For purposes of this Agreement, disability (“Disability”) shall mean either that the Executive is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan sponsored by the Bank.

Resignation. Upon Executive’s voluntary resignation, written notice of which Executive must give Bank and Bancorp at least 60 days in advance of his resignation. In addition, Executive agrees to provide a letter of resignation to and resign immediately from each of the Board of Directors of the Bank and the Board of Directors of the Bancorp in the event Executive terminates employment with the Bank, if either Board of Directors notifies Executive of such Board’s request for Executive’s resignation.

Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred when any of the following events take place:

(a)	A Change In Ownership Of The Bancorp. A change in ownership of the Bancorp occurs on the date that any person (or group of persons) acquires ownership of stock of the Bancorp that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bancorp.

(b)	A Change in Effective Control of the Bancorp. A change in effective control of the Bancorp occurs on the date that:

1.	Any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bancorp possessing thirty-five percent (35%) or more of the total voting power of the stock of the Bancorp; or

2.	A majority of members of the Bancorp’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Bancorp’s Board prior to the date of the appointment or election.

(c)	A Change in Ownership of a Substantial Portion of the Bancorp’s Assets. A change in the ownership of a substantial portion of the Bancorp’s assets occurs on the date that any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Bancorp that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of the Bancorp immediately prior to such acquisition or acquisitions.

7.	PAYMENT UPON TERMINATION. Upon termination of Executive’s employment for any of the reasons set forth in Section 6 above, Executive will receive payment for all Base Salary and paid time off and other benefits accrued as of the date of Executive’s termination (“Earned Compensation”), which shall be paid no later than the end of the business day of such termination unless an earlier time is required by applicable law, in which case it shall be paid at such earlier time. In the event of termination for death or Disability, Executive’s estate or Executive, respectively shall receive in addition to Earned Compensation, accrued paid time off and medical insurance coverage for Executive and/or Executive’s dependents, as applicable for three months following the date of death or Disability at Bank’s expense. In the event of Executive’s resignation with proper notice, Executive shall receive in addition to Earned Compensation, accrued paid time off and medical insurance coverage for Executive and Executive’s dependents for three months following the date of resignation at Bank’s expense. In the event of Executive’s termination of employment for Cause or resignation without proper notice, Executive shall receive Earned Compensation and any accrued paid time off to the date of resignation.

8.	SEVERANCE BENEFIT. In the event of Executive’s termination Without Cause prior to the third anniversary of this Agreement, in addition to receiving Earned Compensation, Executive will receive a severance benefit equal to 18 months of Base Salary plus 1 1/2 times the average annual bonus paid to Executive over the most recent previous two complete calendar years, based on Executive’s Base Salary just prior to termination (the “Severance Benefit”). Receipt of the Severance Benefit is conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Executive having revoked the Separation Agreement. The Severance Benefit shall be paid in a lump sum no later than 8 calendar days after the Executive signs such Separation Agreement. Executive shall not be required to mitigate the amount of any payments under this Section (whether by seeking new employment or otherwise), and the amount of Severance Benefits shall not be reduced by any income or funds that Executive may receive from another party. In no event will this lump-sum benefit paid under this section exceed an amount that is $1 less than 3 times the Executive’s average annual salary and cash bonus over the previous five years threshold as allowed under Internal Revenue Code Section 280G. In addition to any Severance Benefit paid by the Bank, the Executive shall receive medical insurance coverage for Executive and Executive’s dependents for eighteen months following the date of termination without Cause at Bank’s expense. Receipt of the benefits provided in this section are conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Executive having revoked the Separation Agreement.

9.	CHANGE IN CONTROL BENEFIT. After a Change in Control, if either (i) the Executive is not retained by the resulting corporation for a period of 24 months in a position comparable to that of an executive vice president of the resulting corporation or a position with the resulting corporation that is acceptable to Executive, or (ii) the resulting company reduces Executive’s Base Salary from Executive’s Base Salary immediately prior to the Change in Control at any time during the 24 month period immediately following the consummation of the Change in Control (either event shall constitute a “Triggering Event”), then Executive shall be paid the 24 months of Executive’s Base Salary, based on Executive’s Base Salary just prior to the Change in Control (“Change in Control Benefit”) plus 2 times the average annual bonus paid to Executive over the most recent previous two complete calendar years. Executive shall also be entitled to any Earned Compensation in addition to the Change in Control Benefit upon a Triggering Event. The Change in Control Benefit and Earned Compensation shall be paid to Executive in a lump sum within 5 calendar days following the Triggering Event. In no event will this lump-sum benefit paid under this section exceed an amount that is $1 less than 3 times the Executive’s average annual salary and cash bonus over the previous five years threshold as allowed under Internal Revenue Code Section 280G. In addition to any benefit paid by the Bank under this section, the Executive shall receive medical insurance coverage for Executive and Executive’s dependents for twenty four months following the date of a Triggering Event at Bank’s expense. Receipt of the benefits provided in this section are conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit B and the revocation period having expired without Executive having revoked the Separation Agreement.

10.	CONFIDENTIAL INFORMATION. The parties acknowledge that in the course of Executive’s duties, Executive will have access to and become knowledgeable with certain proprietary and confidential information of the Bank, Bancorp and Bancorp’s subsidiaries not known by its existing or potential competitors. Executive acknowledges that such information constitutes valuable, special, and unique assets of the business of Bank, Bancorp and Bancorp’s subsidiaries. Executive agrees to hold in a fiduciary capacity, not use for Executive’s benefit, and not disclose, communicate, or divulge in any manner during the period of Executive’s employment with Bank or at any time thereafter, any such data and confidential information of any kind, nature, or description concerning any matters affecting or relating to Bancorp’s business, its customers, or its services. Executive agrees that all memoranda, notes, records, papers, customer files, other documents, and all copies thereof relating to Bank or Bancorp’s operations or business or matters related to any of Bank’s or Bancorp’s customers, some of which may be prepared by Executive along with all media, electronic or otherwise associated therewith containing such confidential information held by or in the control of Executive, shall be Bank’s or Bancorp’s property, respectively (collectively referred to as “Property”). Upon termination of employment, Executive shall promptly return all Property to the Bank or Bancorp, as appropriate.

11.	DISPUTE RESOLUTION. Except where such matters are deemed governed by ERISA, the parties agree to submit any dispute arising under this Agreement to final, binding, private arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction in Sacramento, California. This includes not only disputes about the meaning or performance of the Agreement, but disputes about its negotiation, drafting, or execution. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen. If any arbitration proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, (i) the nonprevailing party shall pay the fees of the arbitrators and all other costs of the arbitration, including the cost of any record or transcripts of the arbitrations and administrative fees; and (ii) the prevailing party shall be entitled to recover reasonable attorney’s fees and any other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

12.	NOTICES. All notices, requests, demands, and other communications provided for by this Agreement will be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express), or three (3) business days after being deposited in the U.S. mail as certified mail, return receipt requested, with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

To Bank:	Plumas Bank 35 S. Linden Avenue Quincy, California 95971 Attention: Chairman

To Executive:	Douglas N. Biddle

13.	GENERAL PROVISIONS.

Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by federal ERISA, as applicable, and otherwise by the laws of the State of California.

Saving Provision. If any part of this Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

Survival Provision. The confidential information and dispute resolution provisions of this Agreement shall survive after termination of this Agreement, and shall be enforceable regardless of any claim Employee may have against Bank. Also, if any benefits provided in Section 8 of this Agreement are still owed, or obligations or claims pursuant to Section 10 or 11 are still pending, at the time of termination of this Agreement, this Agreement shall continue in force, with respect to those obligations or claims, until such benefits are paid in full or claims are resolved in full. The obligation in Section 10 shall survive this Agreement for an indefinite period.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

Entire Agreement. This Agreement constitutes the sole agreement of the parties regarding Executive’s benefits in the event of termination or Change in Control and together with Bank’s employee handbook governs the terms of Executive’s employment. Where there is a conflict between the employee handbook and this Agreement, the terms of this Agreement shall govern.

Previous Agreements. This Agreement replaces and supersedes all prior oral and written agreements between the Executive and Bank, or any affiliates or representatives of Bank regarding the subject matters set forth herein.

Waiver. No waiver of any provision of this Agreement shall be valid unless in writing, signed by the party against whom the waiver is sought to be enforced. The waiver of any breach of this Agreement or failure to enforce any provision of this Agreement shall not waive any later breach.

Assignment. Executive shall not assign or transfer any of Executive’s rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of its duties under the terms of this Agreement. The rights and obligations of Bank under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Bank, regardless of the manner in which the successors or assigns succeed to the interests or assets of Bank. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Bank, by any merger, consolidation or acquisition where Bank is not the surviving corporation, by any transfer of all or substantially all of Bank’s assets, or by any other change in Bank’s structure or the manner in which Bank’s business or assets are held. Executive’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

Attorneys’ Fees. If either party institutes a proceeding to enforce its rights under, or to recover damages for breach of, this Agreement, the prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrator’s fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded under this paragraph.

14.	ADVICE OF COUNSEL. TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

PLUMAS BANCORP	EXECUTIVE
By:/s/ Daniel West	/s/ D. N. Biddle

Daniel West, Chairman	Douglas N. Biddle

EXHIBIT A

EMPLOYMENT SEPARATION AGREEMENT
AND RELEASE OF CLAIMS

This is a confidential agreement between you, Douglas N. Biddle, and us, Plumas Bank (“Bank”). This agreement is dated for reference purposes      , 20     , which is the date we delivered this agreement to you for your consideration. For purposes of this Agreement Plumas Bancorp together with each of its subsidiaries or affiliates is referred to as “Bancorp.”

1.	TERMINATION OF EMPLOYMENT. Your employment terminates [or was terminated] on , 20 (the “Separation Date”).

2.	PAYMENTS. In exchange for your agreeing to the release of claims and other terms in this agreement, we will pay you the Severance Benefit specified in Section 8 of the Employment Agreement between you and Bank dated January 1, 2006 (the “Employment Agreement”). You acknowledge that we are not obligated to make this payment to you unless you agree to comply with the terms of this agreement.

3.	COBRA CONTINUATION COVERAGE. Unless provided as stipulated in Section 8 of the Employment Agreement, your normal employee participation in Bank’s group health coverage will terminate three months following your termination (“Separation Date”). Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to federal law (COBRA). As long as you timely elect COBRA continuation coverage, Bank will waive the requirement that you pay for the cost of continuation coverage through the Separation Date. Continuation of group health coverage thereafter is entirely at your expense, as provided under COBRA.

4.	TERMINATION OF BENEFITS. Except as provided in paragraph 3 above, your participation in all employee benefit plans and programs ended on the Separation Date. Your rights under any pension benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.

5.	FULL PAYMENT. You acknowledge having received full payment of all compensation of any kind (including wages, salary, vacation, sick leave, commissions, bonuses and incentive compensation) that you earned as a result of your employment by Bank.

6.	NO FURTHER COMPENSATION. Any and all agreements to pay you bonuses or other incentive compensation are terminated, except for any payments earned during active employment as determined in accordance with the written plan documents governing those plans. You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation. Bank owes no further compensation or benefits of any kind, except as described above.

7.	RELEASE OF CLAIMS.

(a)	You hereby release (i) Bancorp, its subsidiaries, affiliates, and benefit plans, (ii) each of Bancorp’s past and present shareholders, Executives, directors, agents, employees, representatives, administrators, fiduciaries and attorneys, and (iii) the predecessors, successors, transferees and assigns of each of the persons and entities described in this sentence, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this agreement.

(b)	The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options, claims for attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.

(c)	You specifically waive any rights or claims that you may have under the California Labor Code, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

(d)	You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this agreement, either through any complaint to any governmental agency or otherwise. You agree not to start any lawsuit or arbitration asserting any of the claims you are releasing in this agreement. You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this agreement. You agree not to apply for future employment with Bank and that Bank has no obligation to consider you for future employment.

(e)	You represent and warrant that you have all necessary authority to enter into this agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

(f)	This agreement does not affect your rights, if any, to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers’ compensation benefits. This agreement also does not affect your rights, if any, under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

(g)	You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this agreement, you may learn information that might have affected your decision to enter into this agreement. You assume this risk and all other risks of any mistake in entering into this agreement. You agree that this release is fairly and knowingly made.

(h)	You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this agreement.

8.	NO ADMISSION OF LIABILITY. Neither this agreement nor the payments made under this agreement are an admission of liability or wrongdoing by Bank.

9.	BANK AND BANCORP MATERIALS. You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents and other materials that belong to us.

10.	NONDISCLOSURE AGREEMENT. You will comply with the covenant regarding confidential information in Section 10 of the Employment Agreement.

11.	NO DISPARAGEMENT. You may not disparage Bank or Bank’s business or products, and may not encourage any third parties to sue Bank.

12.	COOPERATION REGARDING OTHER CLAIMS. If any claim is asserted by or against Bank as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

13.	NO INTERFERENCE. You will not, apart from good faith competition, interfere with Bank’s relationships with customers, employees, vendors, or others.

14.	INDEPENDENT LEGAL COUNSEL. You are advised and encouraged to consult with an attorney before signing this agreement. You acknowledge that you have had an adequate opportunity to do so.

15.	CONSIDERATION PERIOD. You have 21 days from the date this agreement is given to you to consider this agreement before signing it. You may use as much or as little of this 21-day period as you wish before signing. If you do not sign and return this agreement within this 21-day period, you will not be eligible to receive the benefits described in this agreement.

16.	REVOCATION PERIOD AND EFFECTIVE DATE. You have 7 calendar days after signing this agreement to revoke it. To revoke this agreement after signing it, you must deliver a written notice of revocation to Bank’s Chairman before the 7-day period expires. This agreement shall not become effective until the 8th calendar day after you sign it. If you revoke this agreement it will not become effective or enforceable and you will not be entitled to the benefits described in this agreement.

17.	GOVERNING LAW. This agreement is governed by the laws of the State of California that apply to contracts executed and to be performed entirely within the State of California.

18.	DISPUTE RESOLUTION. Except where such matters are deemed governed by ERISA, the parties agree to submit any dispute arising under this agreement to final, binding, private arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction in Sacramento, California. This includes not only disputes about the meaning or performance of the agreement, but disputes about its negotiation, drafting, or execution. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen. If any arbitration proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach or default in connection with this agreement, (i) the nonprevailing party shall pay the fees of the arbitrators and all other costs of the arbitration, including the cost of any record or transcripts of the arbitrations and administrative fees; and (ii) the prevailing party shall be entitled to recover reasonable attorney’s fees and any other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

19.	ATTORNEYS’ FEES. If either party institutes a proceeding to enforce its rights under, or to recover damages for breach of, this agreement, the prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrator’s fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded under this paragraph.

20.	FINAL AND COMPLETE AGREEMENT. This agreement is the final and complete expression of all agreements between us on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices. You acknowledge you are not signing this agreement relying on anything not set out herein.

PLUMAS BANCORP

By:

Daniel West, Chairman

I, THE UNDERSIGNED, HAVING BEEN ADVISED TO CONSULT WITH AN ATTORNEY, HEREBY AGREE TO BE BOUND BY THIS AGREEMENT AND CONFIRM THAT I HAVE READ AND UNDERSTOOD EACH PART OF IT.

Douglas N. Biddle

Date

EXHIBIT B

EMPLOYMENT SEPARATION AGREEMENT
AND RELEASE OF CLAIMS

This is a confidential agreement between you, Douglas N. Biddle, and us, Plumas Bank (“Bank”). This agreement is dated for reference purposes      , 20     , which is the date we delivered this agreement to you for your consideration. For purposes of this Agreement Plumas Bancorp together with each of its subsidiaries or affiliates is referred to as “Bancorp.”

1.	TERMINATION OF EMPLOYMENT. Your employment terminates [or was terminated] on , 20 (the “Separation Date”).

2.	PAYMENTS. In exchange for your agreeing to the release of claims and other terms in this agreement, we will pay you the Severance Benefit specified in the Change in Control Benefit specified in Section 9 of the Employment Agreement between you and Bank dated January 1, 2006 (the “Employment Agreement”). You acknowledge that we are not obligated to make this payment to you unless you agree to comply with the terms of this agreement.

3.	COBRA CONTINUATION COVERAGE. Unless provided as stipulated in Section 9 of the Employment Agreement, your normal employee participation in Bank’s group health coverage will terminate three months following your termination (“Separation Date”). Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to federal law (COBRA). As long as you timely elect COBRA continuation coverage, Bank will waive the requirement that you pay for the cost of continuation coverage through the Separation Date. Continuation of group health coverage thereafter is entirely at your expense, as provided under COBRA.

4.	TERMINATION OF BENEFITS. Except as provided in paragraph 3 above, your participation in all employee benefit plans and programs ended on the Separation Date. Your rights under any pension benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.

5.	FULL PAYMENT. You acknowledge having received full payment of all compensation of any kind (including wages, salary, vacation, sick leave, commissions, bonuses and incentive compensation) that you earned as a result of your employment by Bank.

6.	NO FURTHER COMPENSATION. Any and all agreements to pay you bonuses or other incentive compensation are terminated, except for any payments earned during active employment as determined in accordance with the written plan documents governing those plans. You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation. Bank owes no further compensation or benefits of any kind, except as described above.

7.	RELEASE OF CLAIMS.

(a)	You hereby release (i) Bancorp, its subsidiaries, affiliates, and benefit plans, (ii) each of Bancorp’s past and present shareholders, Executives, directors, agents, employees, representatives, administrators, fiduciaries and attorneys, and (iii) the predecessors, successors, transferees and assigns of each of the persons and entities described in this sentence, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this agreement.

(b)	The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options, claims for attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.

(c)	You specifically waive any rights or claims that you may have under the California Labor Code, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

(d)	You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this agreement, either through any complaint to any governmental agency or otherwise. You agree not to start any lawsuit or arbitration asserting any of the claims you are releasing in this agreement. You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this agreement. You agree not to apply for future employment with Bank and that Bank has no obligation to consider you for future employment.

(e)	You represent and warrant that you have all necessary authority to enter into this agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

(f)	This agreement does not affect your rights, if any, to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers’ compensation benefits. This agreement also does not affect your rights, if any, under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

(g)	You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this agreement, you may learn information that might have affected your decision to enter into this agreement. You assume this risk and all other risks of any mistake in entering into this agreement. You agree that this release is fairly and knowingly made.

(h)	You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this agreement.

8.	NO ADMISSION OF LIABILITY. Neither this agreement nor the payments made under this agreement are an admission of liability or wrongdoing by Bank.

9.	BANK AND BANCORP MATERIALS. You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents and other materials that belong to us.

10.	NONDISCLOSURE AGREEMENT. You will comply with the covenant regarding confidential information in Section 10 of the Employment Agreement.

11.	NO DISPARAGEMENT. You may not disparage Bank or Bank’s business or products, and may not encourage any third parties to sue Bank.

12.	COOPERATION REGARDING OTHER CLAIMS. If any claim is asserted by or against Bank as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

13.	NO INTERFERENCE. You will not, apart from good faith competition, interfere with Bank’s relationships with customers, employees, vendors, or others.

14.	INDEPENDENT LEGAL COUNSEL. You are advised and encouraged to consult with an attorney before signing this agreement. You acknowledge that you have had an adequate opportunity to do so.

15.	CONSIDERATION PERIOD. You have 21 days from the date this agreement is given to you to consider this agreement before signing it. You may use as much or as little of this 21-day period as you wish before signing. If you do not sign and return this agreement within this 21-day period, you will not be eligible to receive the benefits described in this agreement.

16.	REVOCATION PERIOD AND EFFECTIVE DATE. You have 7 calendar days after signing this agreement to revoke it. To revoke this agreement after signing it, you must deliver a written notice of revocation to Bank’s Chairman before the 7-day period expires. This agreement shall not become effective until the 8th calendar day after you sign it. If you revoke this agreement it will not become effective or enforceable and you will not be entitled to the benefits described in this agreement.

17.	GOVERNING LAW. This agreement is governed by the laws of the State of California that apply to contracts executed and to be performed entirely within the State of California.

18.	DISPUTE RESOLUTION. Except where such matters are deemed governed by ERISA, the parties agree to submit any dispute arising under this agreement to final, binding, private arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction in Sacramento, California. This includes not only disputes about the meaning or performance of the agreement, but disputes about its negotiation, drafting, or execution. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen. If any arbitration proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach or default in connection with this agreement, (i) the nonprevailing party shall pay the fees of the arbitrators and all other costs of the arbitration, including the cost of any record or transcripts of the arbitrations and administrative fees; and (ii) the prevailing party shall be entitled to recover reasonable attorney’s fees and any other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

19.	ATTORNEYS’ FEES. If either party institutes a proceeding to enforce its rights under, or to recover damages for breach of, this agreement, the prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrator’s fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded under this paragraph.

20.	FINAL AND COMPLETE AGREEMENT. This agreement is the final and complete expression of all agreements between us on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices. You acknowledge you are not signing this agreement relying on anything not set out herein.

PLUMAS BANCORP

By:

Daniel West, Chairman

I, THE UNDERSIGNED, HAVING BEEN ADVISED TO CONSULT WITH AN ATTORNEY, HEREBY AGREE TO BE BOUND BY THIS AGREEMENT AND CONFIRM THAT I HAVE READ AND UNDERSTOOD EACH PART OF IT.

Douglas N. Biddle

Date